AMENDED AND RESTATED INVESTMENT SUB-SUBADVISORY AGREEMENT

AMONG

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.,

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED,

AND

FIDELITY RUTLAND SQUARE TRUST II

THIS AMENDED AND RESTATED AGREEMENT, made this 1st day of July, 2020 among Fidelity Rutland Square Trust II (“Trust”), a Delaware statutory trust, on behalf of Strategic Advisers Emerging Markets Fund (the “Fund”), Schroder Investment Management North America Inc. (“Sub-Adviser”), a Delaware corporation, and Schroder Investment Management North America Limited (“Sub-Subadviser”), a UK Corporation, amends and restates an Investment Sub-Subadvisory Agreement among the parties dated September 13, 2018.

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Sub-Adviser and the Sub-Subadviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Trust and Strategic Advisers LLC (“Adviser”) have retained the Sub-Adviser to render investment advisory services to the Trust, on behalf of the Fund, pursuant to an Investment Sub-Advisory Agreement dated September 13th, 2018, as may be amended from time to time (“Sub-Advisory Agreement”);

WHEREAS, the Trust and the Sub-Adviser wish to retain the Sub-Subadviser to render certain investment advisory services to the Fund with respect to the portion of the Fund’s assets allocated to the Sub-Subadviser, as determined from time to time by the Sub-Adviser, and the Sub-Subadviser is willing to render such services.

WHEREAS, the parties desire to amend Exhibit A to the Investment Sub-Subadvisory Agreement, which governs the compensation paid by the Sub-Adviser to the Sub-Subadviser;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Sub-Adviser, the Sub-Subadviser and the Trust as follows:

1.

Appointment

The Trust and the Sub-Adviser hereby appoint the Sub-Subadviser to act as investment sub-subadviser to the Fund with respect to the portion of the Fund’s assets allocated, from time to time, by the Sub-Adviser to the Sub-Subadviser (the “Portfolio”), for the periods and on the terms set forth herein. The Sub-Subadviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided in Section 7 of this Agreement.

2.

Services and Duties of Investment Sub-Subadviser

Subject to the general supervision and oversight of the Sub-Adviser and the Board of Trustees of the Trust (the “Board”), the Sub-Subadviser will:

(a)

provide a program of continuous investment management for the Portfolio in accordance with the Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the Securities and Exchange Commission (“SEC”) on Form N-1A, as amended and supplemented from time to time (the “Registration Statement”), and such other limitations as the Trust, the Fund, the Board or the Sub-Adviser may impose with respect to the Portfolio by advance notice to the Sub-Subadviser;

(b)

invest and reinvest the assets of the Portfolio by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use in respect of the Portfolio;

(c)

oversee the placement of purchase and sale orders on behalf of the Fund in respect of the Portfolio;

(d)

employ portfolio managers to make investment decisions and securities analysts to provide research services to the Fund in respect of the Portfolio;

(e)

subject to the understanding set forth in Section 10(a)(1) of this Agreement, vote all proxies solicited by or with respect to the issuers of securities in which the assets of the Portfolio may be invested in accordance with the Sub-Subadviser’s proxy voting policies and procedures and in a manner that complies with applicable law; maintain records of all proxies voted on behalf of the Fund in respect of the Portfolio; and provide information to the Trust, the Sub-Adviser or their designated agent in a manner that is sufficiently complete and timely to ensure the Trust’s compliance with its filing obligations under Rule 30b1-4 of the 1940 Act;

(f)

The Sub-Subadviser shall at no time have custody or physical control of the Assets. The Assets of the Fund shall be held by the Fund’s custodian;

(g)

maintain books and records with respect to the Fund’s securities transactions in respect of the Portfolio, in accordance with applicable laws, rules and regulations; and

(h)

to the extent reasonably requested by the Sub-Adviser or officers of the Fund, cooperate with and provide reasonable assistance to the Sub-Adviser and the Trust’s other service providers by (1) keeping them fully informed as to such matters that they may reasonably deem necessary with respect to the performance of their obligations to the Fund, (2) providing prompt responses to reasonable requests for information or assistance, and (3) establishing appropriate processes to promote the efficient exchange of information.

In providing those services, the Sub-Subadviser will provide the Sub-Adviser and the Fund with an ongoing and continuous investment program in respect of the Portfolio. In addition, the Sub-Subadviser will furnish the Sub-Adviser and/or the Fund with statistical information as the Sub-Adviser and/or the Fund may reasonably request with respect to the securities or other investments in which the assets of the Portfolio may be invested.

 The Sub-Subadviser further agrees that, in performing its duties hereunder, it will:

(i)

comply in all material respects with the applicable sections of (1) the 1940 Act and the Advisers Act and all rules and regulations thereunder, (2) any other applicable laws and regulations, including but not limited to applicable securities and anti-corruption laws and regulations, (3) the Sub-Subadviser’s compliance policies and procedures, (4) the rules and regulations of the Commodities Futures Trading Commission, (5) the Internal Revenue Code of 1986, as amended (“Code”), (6) the investment objectives, strategies, policies, limitations and restrictions of the Fund as described in the Registration Statement, (7) the Trust’s Trust Instrument and By-Laws and (8) any written instructions of the Sub-Adviser or the Board.;

(j)

manage the assets of the Portfolio to comply with the following requirements of the Code and regulations issued thereunder: section 851(b)(2) and section 851(b)(3) (and, if applicable, section 817(h)); provided, however, that with respect to the 10% voting securities test contained in section 851(b)(3)(A)(ii), the Sub-Subadviser will comply with such requirements as the Trust, the Fund or its Sub-Adviser shall furnish to the Sub-Subadviser from time to time;

(k)

keep the Sub-Adviser and/or the Board informed of developments materially affecting the Fund’s portfolio;

(l)

make available to the Board, the Sub-Adviser, the Fund’s Chief Compliance Officer (“CCO”) and the Trust’s administrator, promptly upon their request, such copies of its records with respect to the Fund as may be required to assist in their compliance with applicable laws and regulations. As reasonably requested by the Board or the Sub-Adviser, the Sub-Subadviser will complete periodic or special questionnaires and furnish to the Board and/or the Sub-Adviser such periodic and special reports regarding the Fund and the Sub-Subadviser including, but not limited to, reports concerning transactions and performance of the Portfolio, quarterly and annual compliance reports and certifications, reports regarding compliance with the Trust’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the 1940 Act (as applicable), quarterly reports identifying material compliance matters and any material changes to the Sub-Subadviser’s compliance program  (including revisions to compliance policies and procedures), fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determinations for securities or other instruments held by the Portfolio such as, among others, securities purchased pursuant to Rule 144A and 4(2) commercial paper, compliance with the Sub-Subadviser’s Code of Ethics, notification regarding any pending litigation or administrative proceeding brought against the Sub-Adviser or any of its management persons (as defined in Rule 206(4)-4 under the Advisers Act, and such other procedures or requirements that the Sub-Adviser may reasonably request from time to time;

(m)

make available to the Board and the Sub-Adviser at reasonable times its portfolio managers and other appropriate personnel as mutually agreed by the Sub-Adviser and Sub-Subadviser, either in person or, at the mutual convenience of the Board, the Sub-Adviser and the Sub-Subadviser, by telephone or other electronic media, in order to review the investment policies, performance and other matters relating to the management of the Fund;

(n)

review draft reports to shareholders, registration statements or portions thereof that relate to the Portfolio or the Sub-Subadviser and other documents that relate to the Portfolio provided to the Sub-Subadviser, provide comments on such drafts on a timely basis, and provide certifications or sub-certifications on a timely basis as to the accuracy of the information contained in such reports or other documents;

(o)

use no material, non-public information concerning portfolio companies that may be in its possession or the possession of any of its affiliates, nor will the Sub-Subadviser seek to obtain any such information, in providing investment advice or investment management services to the Fund;

(p)

promptly notify the Trust, the Sub-Adviser and the Board in the event that the Sub-Subadviser or any of its affiliates becomes aware that the Sub-Subadviser: (i) is subject to a statutory disqualification that prevents the Sub-Subadviser from serving as investment adviser pursuant to this Agreement; (ii) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (iii) is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; or (iv) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Trust or the Sub-Adviser or their affiliates; or is involved in any pending litigation or administrative proceeding brought against the Sub-Subadviser or any of its management persons (as defined in Rule 206(4)-4 under the Advisers Act) that is related to or could materially affect the management of the Fund.  The Sub-Subadviser further agrees to notify the Trust and the Sub-Adviser promptly of any material fact known to the Sub-Subadviser respecting or relating to the Sub-Subadviser that is not contained in the Trust’s Registration Statement, as amended and supplemented from time to time, regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect. The Sub-Subadviser will promptly notify the Trust, the Sub-Adviser and the Board if its chief executive officer or any member of the portfolio management team named in the Registration Statement for the Fund changes, or if there is an actual change in control or management of the Sub-Subadviser within the meaning of Rules 2a-6 and 202(a)(1)-1 under the 1940 Act and Advisers Act, respectively;

(q)

not disclose non-public information regarding Portfolio or Fund characteristics, trading history, portfolio holdings, performance information or any other related information to any third-party, except as permitted pursuant to Section 13 of this Agreement and in compliance with the Trust’s policies on disclosure of portfolio holdings; provided, however, that  nothing herein shall restrict the Sub-Subadviser from using information in respect of the Portfolio (without attribution to the Funds) in composite performance data or similar aggregated information

(r)

provide the Sub-Adviser, the Trust or the Board with such information and assurances (including certifications and sub-certifications) as the Sub-Adviser, the Trust or the Board may reasonably request from time to time in order to assist the Sub-Adviser, the Trust or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of the Fund’s Form N-CSRs and Form N-Qs;

(s)

provide assistance to the Sub-Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement, the value of any portfolio securities or other assets of the Fund for which the Sub-Adviser, custodian or recordkeeping agent seeks assistance from the Sub-Subadviser or identifies for review by the Sub-Subadviser.  This assistance includes (but is not limited to): (i) designating and providing access to one or more employees of the Sub-Subadviser or its affiliates who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board’s Valuation Committee convenes; (ii) assisting the Sub-Adviser or the custodian in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Fund, upon the reasonable request of the Sub-Adviser or custodian; (iii) upon the request of the Sub-Adviser or the custodian, confirming pricing, if available, and providing recommendations for fair valuations; and (iv) maintaining adequate records with respect to the securities valuation assistance provided hereunder, and providing such information to the Sub-Adviser or the Trust upon request, with any such records that are maintained for the Fund being deemed Fund records;

(t)

not consult with any other investment sub-adviser of the Trust (if any), or with the sub-adviser to any other investment company (or separate series thereof) managed by the Sub-Adviser concerning the Fund’s transactions in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act, and, to the extent that multiple sub-advisers may be engaged to provide services to the Fund, the Sub-Subadviser shall be responsible for providing investment advisory services only with respect to the Portfolio allocated to the Sub-Subadviser by the Sub-Adviser; and

(u)

provide the Trust and the Sub-Adviser with a copy of its Form ADV as most recently filed with the SEC, notify the Sub-Adviser on a quarterly basis of any amendments to the Sub-Subadviser’s Form ADV (which shall be no later than the quarterly certification provided pursuant to Section 10 of this Agreement) and furnish a copy of such amendments to the Trust and the Sub-Adviser; and provide the Trust and the Sub-Adviser with a copy of its Form ADV Part 2A as and when updated from time to time.

The Sub-Subadviser further agrees that it may perform any or all the services contemplated by this Agreement directly or through such of its subsidiaries or other affiliated persons as it believes reasonably necessary to assist it in carrying out its obligations under this Agreement.  However, the Sub-Subadviser may not retain the services of any entity that would be an “investment adviser”, as that term is defined in the 1940 Act, to the Fund unless any agreement with such entity has been approved by (i) a majority of the Trust’s Board of Trustees, including a majority of the Independent Trustees, and (ii) to the extent necessary, the vote of a majority of the outstanding voting securities of the Fund.

3.

Brokerage

The Sub-Subadviser may place orders pursuant to its investment determinations for the Fund directly with the issuers of the securities, or with brokers or dealers selected by the Sub-Subadviser. The Sub-Subadviser may, in respect of the Portfolio, open and maintain brokerage accounts of all types on behalf of and in the name of the Fund. The Sub-Subadviser may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Sub-Subadviser deems desirable or appropriate. In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Subadviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for the Fund transaction, the Sub-Subadviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. When providing portfolio management services (the “Services”) to the Fund the Sub-Subadviser will: (a) not accept and retain fees, commissions or any monetary or non-monetary benefits paid or provided by any third party or a person acting on behalf of a third party in relation to the provision of the Services (other than minor non-monetary benefits that are capable of enhancing the quality of service and are judged to not impair compliance with the firm’s duty to act in the best interest of the client and which have been clearly disclosed by the Sub-Subadvisor to the Fund, and other than entertainment provided by the Sub-Subadviser’s service providers or counterparties to the Sub-Subadviser’s employees in accordance with the Sub-Subadvisers Gifts and Entertainments Policy); and (b) ensure that any research material or services provided to the Sub-Subadvisor by on behalf of a third party in relation to the provision of the Services will be received by the Sub-Subadviser in return for direct payments by the investment firm out of its own resources. The Sub-Subadviser may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for the Fund with orders for its other clients where: (i) such aggregation or bunching of orders is not inconsistent with the Fund’s investment objectives, policies and procedures, (ii) the allocation of the securities so purchased or sold, as well as the allocation of expenses incurred in any such transaction, shall be made by the Sub-Subadviser in a manner that complies with the trade allocation policies and procedures approved by the Board and is fair and equitable in the judgment of the Sub-

Subadviser and is consistent with the Sub-Subadviser’s fiduciary obligations to the Fund and each of its other clients.

4.

Books, Records and Regulatory Filings

(a)

The Sub-Subadviser agrees to maintain and to preserve for the applicable periods any such records as are required to be maintained by the Sub-Subadviser with respect to the Fund by the 1940 Act and rules adopted thereunder, and by any other applicable laws, rules and regulations. The Sub-Subadviser further agrees that all records that it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request; provided, however, that the Sub-Subadviser may retain copies of such records for the applicable periods they are required by law to be retained, and thereafter shall destroy such records.

(b)

The Sub-Subadviser agrees that it shall furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder that may be requested by such regulatory authorities in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws, rules and regulations.

(c)

The Sub-Subadviser shall make all filings with the SEC required of it pursuant to Section 13 of the 1934 Act with respect to its duties as are set forth herein. The Sub-Subadviser also shall make all required filings on Schedule 13D or 13G and Form 13F (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) in respect of the Portfolio as may be required of the Fund due to the activities of the Sub-Subadviser. The Sub-Subadviser shall be the sole filer of Form 13F with respect to the Portfolio of the Fund.

5.

Class Action Filings

The Sub-Subadviser is not responsible for taking action, including filing proof of claim forms, in any legal proceedings, including bankruptcies or class actions, involving securities held in or formerly held in the Portfolio or the issuers of those securities, on behalf of the Fund or the Trust.

6.

Standard of Care, Limitation of Liability and Indemnification

(a)

The Sub-Subadviser shall exercise its best judgment in rendering the services under this Agreement. The Sub-Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, the Sub-Adviser or the Fund, or affiliated persons of the Sub-Adviser or the Fund (collectively, the “Sub-Adviser Indemnitees”) in connection with the matters to which this Agreement relates except a loss resulting from the Sub-Subadviser’s (and/or its officers’, directors’/trustees’, agents,’ employees’, controlling persons’, shareholders’ and other person or entity affiliated with the Sub-Subadviser) willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement; provided, however, that nothing herein shall be deemed to protect or purport to protect the Sub-Subadviser against any liability to the Sub-Adviser Indemnitees for, and the Sub-Subadviser shall indemnify and hold harmless the Sub-Adviser Indemnitees from, any and all claims, losses, expenses, obligations and liabilities (including reasonable attorney’s fees) to which any of the Sub-Adviser Indemnitees may become subject arising out of or resulting from (i) the Sub-Subadviser causing the Fund to be in violation of any applicable federal or state law, rule or regulation, the Trust’s Trust Instrument or By-Laws, or any investment policy or restriction set forth in the Fund’s current Registration Statement or the most current written guidelines, policies or instruction provided in writing by the Board or the Sub-Adviser, (ii) the Sub-Subadviser failing to satisfy the requirements set forth in Section 2(i) hereof, (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Sub-Subadviser or the Portfolio managed by the Sub-Subadviser or the omission to state therein a material fact known to the Sub-Subadviser that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Sub-Adviser or the Trust by the Sub-Subadviser in writing for use therein, or (iv) a breach of this Agreement by the Sub-Subadviser.  In addition, the Sub-Subadviser shall indemnify and hold harmless the Trust and the Fund from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorney’s fees) to which either the Trust or the Fund may become subject directly arising out of or resulting from a breach of fiduciary duty by the Sub-Subadviser under Section 36(b) of the 1940 Act (“Section 36(b)”) with respect to the receipt of compensation for its services under this Agreement.  The Sub-Subadviser shall also indemnify and hold harmless Sub-Adviser and the Independent Trustees for any reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees) incurred by them in responding to a subpoena or request for information issued to them in connection with a proceeding against the Sub-Adviser under Section 36(b) of the 1940 Act, to which the Trust and the Fund are not parties. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or the Fund may have under federal or state securities laws.

(b)

The Sub-Subadviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument or other organizational document of the Trust and agrees that any obligations of the Trust or the Fund arising in connection with this Agreement shall be limited in all cases to the Fund and its assets, and the Sub-Subadviser shall not seek satisfaction of any such obligation from any other fund of the Trust or the shareholders or any individual shareholder of the Fund. Nor shall the Sub-Subadviser seek satisfaction of any such obligation from the trustees of the Trust (each, a “Trustee” and, together, the “Trustees”) or any individual Trustee or any officers.

(c)

As used in this Section 6, the term “Sub-Subadviser” shall include any officers, directors, employees, independent contractors or other affiliates of the Sub-Subadviser performing services with respect to the Fund.

(d)

The Sub-Adviser agrees to indemnify and hold harmless the Sub-Subadviser from and against any and all claims, losses, expenses, obligations and liabilities (including reasonable attorney’s fees) to which the Sub-Subadviser may become subject directly arising out of or resulting from, the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

7.

Compensation

The Sub-Subadviser shall be compensated for the services rendered pursuant to this Agreement in accordance with the terms set forth on Schedule A attached hereto.  The Sub-Subadviser agrees to look exclusively to the Sub-Adviser, and not to any assets of the Trust or the Fund, for the payment of the Sub-Subadviser’s fees arising under this Agreement.

8.

Expenses

The Sub-Subadviser will bear all expenses in connection with the performance of its services under this Agreement, provided, however, the Sub-Adviser shall not be responsible for the following expenses: (a) interest expenses, dividend expenses and acquired fund fee expenses, (b) taxes, (c) brokerage commissions and other costs in connection with purchase or sale of securities or other investments, and (d) custodian fees and expenses. The Sub-Subadviser shall bear all expenses and costs of the Trust (including reasonable attorney’s fees), if any, arising out of a termination or possible termination of this Agreement as a result of an assignment caused by a change of control or management of the Sub-Subadviser, including the preparation and mailing of an information statement to shareholders pursuant to a “manager-of-managers” exemptive order from the SEC, or the preparation, mailing, solicitation and other costs associated with the use of a proxy statement relating to a shareholder vote in respect of a new sub-advisory agreement. The foregoing obligations of the Sub-Subadviser shall apply in any circumstance in which the Sub-Adviser, in consultation with internal or outside counsel to the Trust, deems that an actual or possible assignment of this Agreement has or may occur, and determines that an information statement should be used, or a vote of shareholders should be obtained, as the case may be.

9.

Services to Other Companies or Accounts

The investment advisory services of the Sub-Subadviser to the Fund under this Agreement are not to be deemed exclusive, and the Sub-Subadviser shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar those of the Fund) and to engage in other activities, provided that such other services and activities do not interfere with or impair the Sub-Subadviser’s ability to fulfill its duties and obligations under this Agreement.  If the Sub-Subadviser provides any advice to its clients concerning investment in the shares of the Fund, the Sub-Subadviser shall act solely for such clients in that regard and not in any way on behalf of the Sub-Adviser, the Trust or the Fund.

10.

Compliance Matters

(a)

The Sub-Subadviser understands and agrees that it is a “service provider” to the Trust as contemplated by Rule 38a-1 under the 1940 Act. As such, the Sub-Subadviser agrees to cooperate fully with the Sub-Adviser and the Trust and its Trustees and officers, including the Fund’s CCO, with respect to (i) any and all compliance-related matters, and (ii) the Trust’s efforts to assure that each of its service providers adopts and maintains policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as that term is defined by Rule 38a-1) by the Trust, the Sub-Adviser and the Sub-Subadviser. In this regard, the Sub-Subadviser shall:

(1)

submit to the Board for its consideration and approval, prior to the effective date of this Agreement, the Sub-Subadviser’s compliance program, it being understood that the Sub-Subadviser’s obligation under Section 2(e) of this Agreement to vote all proxies solicited by or with respect to the issuers of securities in which the assets of the Portfolio may be invested shall be subject to the fulfillment of the condition that the Board approve the Sub-Subadviser’s proxy voting policies and procedures;

(2)

submit annually (and at such other times as the Trust may reasonably request) to the Fund’s CCO and the Sub-Adviser for consideration by the Board, a report discussing the adequacy and effectiveness of the Sub-Subadviser’s compliance program, and fully describing any material amendments to such compliance program since the most recent such report;

(3)

provide periodic reports, certifications and information concerning the Sub-Subadviser’s compliance program including, but not limited to, the following;

(i)

Quarterly Compliance Certifications, including any required attachments, no later than the tenth (10th) business day after each calendar quarter; and

 (ii)

Annual Report on Code of Ethics Matters, including any required attachments, no later than the fifteenth (15th) business day of October each year.

(4)

provide the Sub-Adviser and the Trust and its Trustees and officers with reasonable access to information regarding the Sub-Subadviser’s compliance program, which access shall include on-site visits with the Sub-Subadviser as may be reasonably requested from time to time;

(5)

permit the Sub-Adviser and the Trust and its Trustees and officers to maintain an active working relationship with the Sub-Subadviser’s compliance personnel by, among other things, providing the Sub-Adviser and the Fund’s CCO and other officers with a specified individual within the Sub-Subadviser’s organization to discuss and address compliance-related matters;

(6)

provide the Sub-Adviser and its chief compliance officer and the Trust and its Trustees and officers, including the Fund’s CCO, with such certifications as may be reasonably requested; and

(7)

reasonably cooperate with any independent registered public accounting firm engaged by the Trust, ensure that all reasonably necessary information and the appropriate personnel are made available to such independent registered public accounting firm, to support the expression of the independent registered public accounting firm’s opinion, and each year provide the Adviser and such independent registered public accounting firm with a copy of the most recent SSAE 16 Report, if any, or its equivalent, prepared by the Sub-Adviser’s independent auditors regarding the Sub-Adviser’s internal controls.

(b)

The Sub-Subadviser represents, warrants and covenants that it has implemented and shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act.

11.

Duration and Termination

(a)

This Agreement shall be effective immediately as of the date set forth above and shall continue in effect for two years from its effective date with respect to the Fund, unless sooner terminated as provided herein, and shall continue year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Trustees or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Trustees who are neither (A) parties to this Agreement nor (B) “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

(b)

This Agreement is terminable with respect to the Fund, without penalty, on sixty (60) days’ written notice to the Sub-Subadviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of the Fund or (ii) by the Sub-Adviser. This Agreement is terminable with respect to the Fund, without penalty, by the Sub-Subadviser upon ninety (90) days’ written notice to the Sub-Adviser and the Trust. In addition, this Agreement will terminate with respect to the Fund in the event of the termination of the Sub-Advisory Agreement with respect to the Fund.  This Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

(c)

In the event of a termination of this Agreement for any reason with respect to the Fund, the Sub-Subadviser shall reasonably cooperate with any transition manager or successor investment sub-adviser and with the Sub-Adviser in transitioning the management of the Portfolio to one or more new sub-advisers or to the Sub-Adviser, including, without limitation, providing the transition manager, at such intervals as the transition manager may request, with a list of holdings for the Portfolio and such other information as required by the transition management agreement, into which the Sub-Adviser and the transition manager will, at that time, enter. The Sub-Subadviser shall deliver to Sub-Adviser all periodic compliance reports, certifications and information applicable to the period of Sub-Subadviser’s services provided under this Agreement, including annual compliance reports and certifications.

(d)

Termination of this Agreement shall not affect the rights or obligations of the Sub-Adviser, the Sub-Adviser Indemnitees and the Sub-Subadviser under Section 6 of this Agreement.

12.

Use of Name

(a)

The Sub-Subadviser hereby consents to the use of its name and the names of its affiliates in the Fund’s disclosure documents, shareholder communications, advertising, sales literature and similar communications. The Sub-Subadviser shall not use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Sub-Adviser, the Trust, the Fund or any of their affiliates in its marketing materials unless it first receives prior written approval of the Trust and the Sub-Adviser.

(b)

It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name, is the valuable property of the party in question and its affiliates, and that each other party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

13.

Confidential Information

(a)

Each party agrees that it will treat confidentially all information provided by any other party (the “Discloser”) regarding the Discloser’s businesses and operations, including without limitation the investment activities or holdings of the Portfolio or the Fund (“Confidential Information”).  All Confidential Information provided by the Discloser shall be used only by the other party hereto (the “Recipient”) solely for the purposes of rendering services pursuant to this Agreement, and shall not be disclosed to any third party, without the prior consent of the Discloser, except for a limited number of employees, attorneys, accountants and other advisers of the Recipient and its affiliates on a need-to-know basis and solely for the purposes of rendering services under this Agreement.  Notwithstanding the foregoing, Sub-Subadviser hereby agrees that the Adviser may provide information regarding Portfolio or Fund characteristics, trading history, portfolio holdings, performance information or any other related information to any third party in compliance with the Trust’s policies on disclosure of portfolio holdings.

(b)

Confidential Information shall not include any information that: (i) is public when provided or thereafter becomes public through no wrongful act of the Recipient; (ii) is demonstrably known to the Recipient prior to execution of this Agreement and is not otherwise subject to a contractual, fiduciary or other legal obligation of confidentiality to the Discloser;; (iii) is independently developed by the Recipient through no wrongful act of the Recipient in the ordinary course of business outside of this Agreement; (iv) is generally employed by the trade at the time that the Recipient learns of such information or knowledge; or (v) has been rightfully and lawfully obtained by the Recipient from any third party, unless such third party owes a duty of confidentiality to the Discloser.

(c)

In the event that the Recipient is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any of the Discloser’s Confidential Information, the Recipient will give the Discloser prompt written notice of such request or requirement to allow the Discloser an opportunity to obtain a protective order or otherwise obtain assurances that confidential treatment will be accorded to such Confidential Information.  In the event that such protective order or other remedy is not obtained, disclosure shall be made of only that portion of the Confidential Information that is legally required to be disclosed.  All Confidential Information disclosed as required by law shall nonetheless continue to be deemed Confidential Information. The above provisions shall not apply if the disclosure is made to a regulatory examiner or self-regulatory examiner in the course of such examiner's routine examination or inspection of the Recipient, provided that Recipient, if legally permitted to do so, gives the Discloser prompt notice of such disclosure after it is made to the examiner.

14.

Amendment

This Agreement may be amended in writing signed by the parties to this Agreement in a manner that is in accordance with applicable laws, rules and regulations, as modified or interpreted by any applicable order, exemptive relief or interpretative release issued by the SEC.

15.

Notices

All notices hereunder shall be provided in writing, by facsimile or by email. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by fax; or upon read receipt or reply if delivered by email, at the following addresses:

If to the Trust:

Fidelity Rutland Square Trust II

245 Summer Street

Boston, MA 02210

Attn.: Chief Legal Officer

If to the Sub-Adviser:

Schroder Investment Management North America Inc.

7 Bryant Park

New York, NY 10018

Attn.: Legal Department

USLegal@Schroders.com

If to the Sub-Subadviser:

Schroder Investment Management North America Limited

31 Gresham Street London

U.K. EC2V 7QA

Attn.:  Legal Department

16.

Treatment under FCA Rules

The Fund will be treated as a Professional Client under the rules of the Financial Conduct Authority in the United Kingdom.

17.   Write Down and Conversion Powers

Each party to this Agreement acknowledges, accepts and agrees that, notwithstanding any other provision of this Agreement or any other agreement, arrangement or understanding between the parties:

(a)

any liability of Sub-Subadviser arising under or in connection with this Agreement may be subject to the exercise of Write-down and Conversion Powers by the Resolution Authority;

(b)

Each party to this Agreement will be bound by the effect of any application of any Write-down and Conversion Powers in relation to any such liability and in particular (but without limitation) by:

i.

any reduction in the outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

ii.

any cancellation of any such liability; and

iii.

any conversion of all or part of such liability into shares, other securities or other obligations of Sub-Subadviser or any other person that may result from any exercise of any Write-down and Conversion Powers in relation to any such liability;

(a)

The terms of this Agreement and the rights of each party to this Agreement hereunder are subject to and may be varied, to the extent necessary, to give effect to any exercise of any Write-down and Conversion Powers in relation to any such liability and each party to this Agreement will be bound by any such variation; and

(b)

Shares, other securities or other obligations of Sub-Subadviser or any other person may be issued to or conferred on a party to this Agreement as a result of any exercise of any Write-down and Conversion Powers in relation to any such liability.

For purposes of this section:

"Relevant Legislation" means Part 1 of the UK Banking Act 2009, as amended or re-enacted from time to time,  any regulations, rules, orders or instruments made thereunder and any other laws, regulations, rules, orders, instruments, or requirements from time to time in force or applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

"Resolution Authority" means the Bank of England or any other body which has authority under the Relevant Legislation to exercise any Write-down and Conversion Powers; and

"Write-down and Conversion Powers" means the powers under the Relevant Legislation to cancel, transfer or dilute shares issued by an entity that is a bank or investment firm or an affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such an entity or any contract or instrument under which that liability arises, to convert all or part of such a liability into shares, securities or obligations of the entity or any other person, to provide that any such contract is to have effect as if a right had been exercised under it or to suspend any obligation in respect of such a liability.

18.

Miscellaneous

(a)

This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

(b)

Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

(c)

This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

(d)

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the choice of laws provisions of that or any other jurisdiction. To the extent that the applicable laws of The Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control. The parties irrevocably consent to submit to the jurisdiction of any federal or state court sitting in The Commonwealth of Massachusetts.

(e)

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(f)

Notwithstanding anything herein to the contrary, the Sub-Subadviser shall be an independent contractor.  Nothing herein shall be construed as constituting the Sub-Subadviser as an agent of the Sub-Adviser, the Trust or the Fund, except to the extent expressly authorized by this Agreement.

(g)

In the event of a conflict between the terms of this Agreement and the terms contained in any documentation, correspondence, click-wrap agreement, policies or terms of use and similar of the Sub-Subadviser, the terms of this Agreement shall govern.

19.

 Third Party Beneficiaries

The sole parties to this Agreement are the Trust, the Sub-Subadviser and the  Sub-Adviser,  and  the  Sub-Adviser  and  Trust  are  the sole  beneficiaries  of  the  Sub-Subadviser's services hereunder. The parties to this Agreement do not intend for this Agreement to benefit any other  third  party,  including  without  limitation  a record owner  or  beneficial  owner  of the Trust’s shares that is not expressly identified as a party to this Agreement.  The terms of this Agreement may be enforced solely by a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

By:

/s/Mark A. Hemenetz

Name: Mark A. Hemenetz

Title: Authorized Signatory

By:

/s/William P. Sauer

Name: William P. Sauer

Title: Authorized Signatory

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED

By:

/s/ Mark A. Hemenetz

Name: Mark A. Hemenetz

Title: Authorized Signatory

By:

/s/Joseph Bertini

Name: Joseph Bertini

Title: Authorized Signatory

FIDELITY RUTLAND SQUARE TRUST II

By:

/s/Stacie Smith

Name:  Stacie Smith

Title: Treasurer